Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________

BioScrip, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0489664
(State of incorporation)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford NY	10523
(Address of principal executive offices)	(Zip Code)

_____________________

BioScrip, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

_______________________

Kimberlee Seah, Esq.

Senior Vice President, Secretary and General Counsel

BioScrip, Inc.

100 Clearbrook Road,

Elmsford, New York 10523

(Name and address of agent for service)

(914) 460-1600

(Telephone number, including area code, of agent for service)

_________________

Copies to:

  Donald E. Figliulo, Esq.

Polsinelli Shughart PC

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

(312) 463-6311 (phone)

(312) 893-2164 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share pursuant to:
BioScrip, Inc. Employee Stock Purchase Plan	750,000	$12.66	$9,495,000	$1,300
Total	750,000		$9,495,000	$1,300

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)  The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value for shares of the common stock in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sales prices on the NASDAQ Global Market on March 28, 2013 per share of the common stock of the Registrant.

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EXPLANATORY NOTE

BioScrip, Inc. Employee Stock Purchase Plan

BioScrip, Inc. (the “ Registrant” or “BioScrip”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 750,000 shares of Common Stock, par value $0.0001 per share, of the Registrant (“BioScrip Common Stock”), authorized for issuance under the BioScrip, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval at the Registrant’s 2013 Annual Meeting of Stockholders.

On March 8, 2013, the Registrant’s Board of Directors approved the ESPP, subject to stockholder approval of the ESPP at the Registrant’s 2013 Annual Meeting of Stockholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the ESPP in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to incorporate by reference information into this Registration Statement. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to BioScrip, Inc., 100 Clearbrook Road, Elmsford, New York 10523. Attention: Corporate Secretary, telephone: (914) 460-1600. This Registration Statement incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this Registration Statement:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 15, 2013;

•	portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on March 29, 2012;

•

all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012, excluding any such information that has been furnished and not filed pursuant to Item 2.02, Item 7.01 and/or Item 9.01; and

•	the description of our common stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. All documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the date of this Registration Statement and prior to the effectiveness of the ESPP and stockholder approval thereof, shall be deemed to be incorporated by reference into this Registration Statement. The additional information incorporated by reference is a part of this Registration Statement from the date of filing of those documents.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The information relating to us contained in this Registration Statement should be read together with the information in the documents incorporated by reference.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Kimberlee Seah, the Registrant’s Senior Vice President, Secretary and General Counsel, has passed upon certain legal matters in connection with the registration of the BioScrip Common Stock offered hereby under the ESPP, including the validity of the BioScrip Common Stock offered hereby under the ESPP. As of the date hereof, Ms. Seah owns 50,000 unvested shares of restricted BioScrip Common Stock, an aggregate of vested options to purchase 50,001 shares of BioScrip Common Stock and unvested options to purchase 59,999 shares of BioScrip Common Stock.

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Item 6.           Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of BioScrip, Inc. (“Bylaws”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.01 of our Bylaws makes mandatory that we will indemnify our directors and officers to the fullest extent permissible under the Delaware General Corporation Law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.

Article Eighth of our Certificate of Incorporation provides that our directors shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Section 102(b)(7) (or any successor or additional provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

In addition, the Delaware General Corporation Law and our Bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 7.           Exemption from Registration Claimed.

Not applicable.

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ITEM 8.           EXHIBITS.

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 9.           Undertakings.

A. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BioScrip, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on April 2, 2013.

BIOSCRIP, INC.

By:	/s/ Kimberlee Seah
Name: Kimberlee Seah Title: Senior Vice President, Secretary and General Counsel

Each of the undersigned whose signature appears below hereby constitutes and appoints Kimeberlee Seah and Hai Tran and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Richard M. Smith Richard M. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2013

/s/ Hai Tran Hai Tran	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 2, 2013
/s/ Patricia Bogusz Patricia Bogusz	Vice President, Finance (Principal Accounting Officer)	April 2, 2013

/s/ Myron Z. Holubiak Myron Z. Holubiak	Chairman of the Board and Director	April 2, 2013

/s/ Charlotte W. Collins Charlotte W. Collins	Director	April 2, 2013

/s/ Samuel P. Frieder Samuel P. Frieder	Director	April 2, 2013

/s/ David R. Hubers David R. Hubers	Director	April 2, 2013

/s/ Richard L. Robbins Richard L. Robbins	Director	April 2, 2013

/s/ Stuart A. Samuels Stuart A. Samuels	Director	April 2, 2013

/s/ Gordon H. Woodward Gordon H. Woodward	Director	April 2, 2013

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 2, 2013.

BioScrip, Inc. Employee Stock Purchase Plan

By:	/s/ Vito Ponzio
(Signature and Title)

Vito Ponzio, Senior Vice President Human Resources
(Print Name and Title)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2005.
4.2	Amendment to Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010.
4.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2011.
5.1 †	Opinion of General Counsel of BioScrip, Inc.
23.1 †	Consent of Ernst & Young LLP
23.3 †	Consent of Kimberlee Seah (included as part of Exhibit 5.1 of this Registration Statement)

24.1 †	Powers of Attorney (included on signature page of this Registration Statement)
99.1 *	BioScrip, Inc. Employee Stock Purchase Plan

†	Filed herewith.

*	To be filed either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K by Registrant and incorporated by reference herein.